Exhibit 99.1

FOR IMMEDIATE RELEASE:

Cincinnati, OH, July 28, 2016, 9:00 AM

Cusip #55400T106

On July 28, 2016, the Board of Directors of MW Bancorp, Inc., the holding company of Watch Hill Bank, declared a one-time dividend of 10 cents ($0.10) per share (856,163 shares outstanding) to shareholders of record on August 15, 2016, payable on August 31, 2016.

Shareholder relations contact:

Gregory P. Niesen

President/CEO

513-231-7871